UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

Ponce Financial Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-258394	87-1893965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

On November 9, 2021, PDL Community Bancorp, Ponce Financial Group, Inc. (the “Company”), Ponce Bank Mutual Holding Company and Ponce Bank entered into an Agency Agreement with Janney Montgomery Scott LLC  (“Janney”), who will act as financial advisor during the Company’s stock offering and assist in the marketing of the Company’s common stock.

For its services as financial advisor and marketing agent, Janney will receive (1) a refundable management fee of $50,000 and (ii) a success fee of 1.0% of the aggregate dollar amount of all shares of common stock sold in the subscription offering and any community offering. No fee will be payable to Janney with respect to shares purchased by officers, directors, employees or their immediate families, shares purchased by our tax-qualified employee benefit plans, and shares contributed to the Ponce De Leon Foundation. The success fee will be reduced by the management fee. In the event shares of common stock are sold through a group of broker-dealers in a syndicated offering, Janney will receive fees of 6.0% of the aggregate dollar amount of shares of common stock sold in the syndicated offering.  Janney will also receive reimbursement for reasonable out-of-pocket expenses associated with its marketing effort in an amount not to exceed $15,000 and for attorney’s fees and expenses not to exceed $125,000. The expenses may be increased by an additional amount not to exceed $25,000 by mutual consent, including in the event of a material delay of the offering that would require an update of the financial information included in the prospectus.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Commission File No. 333-258394) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated November 9, 2021.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01Other Events

The Company is the proposed stock holding company for Ponce Bank (the “Bank”) resulting from the “second-step” conversion of the Bank from the mutual holding company structure to the stock holding company structure (the “Conversion”). Upon consummation of the Conversion, the Company will own all of the issued and outstanding shares of the Bank’s common stock. As part of the Conversion, shares of the Company’s common stock will be issued and sold in an offering to certain members of Ponce Bank Mutual Holding Company and possibly other members of the public. Shares will also be issued in exchange for the currently issued and outstanding shares of PDL Community Bancorp held by persons other than Ponce Bank Mutual Holding Company. The Company filed a registration statement on Form S-1 (File No. 333-258394) with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on November 9, 2021.

A copy of PDL Community Bancorp’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021, is filed as Exhibit 99.1 hereto and incorporated herein by reference. The information included in Exhibit 99.1 and incorporated into this report is for PDL Community Bancorp. Separate financial statements for the Company have not been included in this report because the Company has not issued any shares and has engaged only in organizational activities to date, and has no significant assets, contingent or other liabilities, revenues or expenses.

On November 16, 2021, PDL Community Bancorp announced that Ponce Financial Group, Inc. had commenced its stock offering in connection with the mutual-to-stock conversion of Ponce Bank Mutual Holding Company. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Agency Agreement dated November 9, 2021, by and among PDL Community Bancorp, Ponce Financial Group, Inc., Ponce Bank Mutual Holding Company, Ponce Bank, and Janney Montgomery Scott LLC
99.1	PDL Community Bancorp’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021
99.2	Press release dated November 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ponce Financial Group, Inc.

Date: November 16, 2021	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President and Chief Executive Officer